ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of January 15, 2013 (the “Closing Date”) by and between InterCore Energy, Inc., a Delaware corporation (“Seller”), and Rockland Group, LLC, a Texas limited liability company (“Purchaser”). The Seller and the Purchaser shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller is the owner of the assets described on Exhibit A (the “Assets”);

WHEREAS, the Seller currently has an outstanding obligation due to the Purchaser that is in excess of the value of the Assets;

WHEREAS, the Seller believes that selling the Assets in exchange for the extinguishment of amounts owed to the Purchaser equal to the value of the Assets is in the best interest of the Seller and its shareholders;

WHEREAS, the Seller desires to sell to Purchaser, and the Purchaser desires to purchase and acquire from the Seller, Seller’s interest in the Assets according to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereby agree as follows:

I. Purchase and Sale of the Assets

1.1 Purchase and Sale of Assets. The Seller hereby sells, transfers, assigns, and delivers to the Purchaser, free and clear of any liens or encumbrances of any kind, all of the Seller’s right, title, and interest in the Assets.

1.2 Assumption of Liabilities. The Purchaser will not assume any liabilities or obligations related to the Assets, and Seller represents that there are no liabilities or obligations related to the Assets.

1.3 Closing. The closing shall be deemed to have taken place on the Closing Date.

1.4 Post-Closing Activities. At any time after the Closing Date, upon any Party’s written request and without further consideration, the other Party shall take such other actions as the requesting Party may reasonably deem necessary or desirable in order to consummate the terms, and recognize the benefits, of obligations under and transactions contemplated by this Agreement.

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II. Purchase Price

In consideration of the Seller’s sale, transfer, and assignment of the Assets, the Purchaser shall issue the Seller the following:

2.1 Forgiveness of Debt. The Seller currently owes the Purchaser $789,938. In exchange for the Assets, the Purchaser is signing a forgiveness of debt, in the form attached hereto as Exhibit B, evidencing its agreement to forgive $210,000 of the debt in exchange for the Assets (the “Purchase Price”).

III. Representations and Warranties of the Seller

The Seller represents and warrants to the Purchaser, as of the date of this Agreement and again as of the Closing, as follows:

3.1 Organization. The Seller is a corporation, duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it. The Seller has delivered to the Purchaser true and correct copies of the Seller’s Articles of Incorporation (the “Organizational Documents”) as currently in effect.

3.2 Authority; Enforceability.

(a) The Seller has the right, power, and authority to execute and deliver this Agreement and all other documents executed or to be executed by the Seller pursuant to this Agreement (the “Transaction Documents”), and to perform its obligations thereunder. The Transaction Documents, to which the Seller is a Party, constitute (or will, when executed and delivered as contemplated herein, constitute) the legally binding obligations of the Seller, enforceable in accordance with their respective terms.

(b) The execution, delivery, and performance of the Transaction Documents by the Seller, and the consummation of the transactions contemplated thereby, do not and will not: (i) require the consent, waiver, approval, license, or other authorization of any Person, except as provided for herein; (ii) violate any of provision of applicable law; (iii) contravene, conflict with, or result in a violation of any provision of the Seller’s Organizational Documents; (iv) conflict with, require a consent or waiver under, result in the termination of any provisions of, constitute a default under, accelerate any obligations arising under, trigger any payment under, result in the creation of any lien pursuant to, or otherwise adversely affect, any contract to which the Seller is a party or by which any of its assets are bound, in each such case whether with or without the giving of notice, the passage of time, or both.

(c) All requisite corporate action has been taken by the Seller to authorize and approve the execution and delivery of the Transaction Documents, the performance by the Seller of its obligations thereunder, and of all other acts necessary or appropriate for the consummation of the transactions contemplated by the Transaction Documents.

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3.3 Legal Actions. There is no demand, action, suit, claim, proceeding, complaint, grievance, charge, inquiry, hearing, arbitration, or governmental investigation of any nature, public or private, (each, a “Proceeding”) pending or, to the knowledge of the Seller, threatened by or against the Seller (or any of its officers, directors, partners, or employees) related to the Assets, or involving any of the Assets, nor is there any basis for any such legal proceeding.

3.4 Personal Property, Inventory, and Title of Assets. The Assets were acquired by the Seller in bona fide, arms-length transactions entered into in the ordinary course of business. The Seller owns, and at the Closing, the Purchaser shall be vested with, all right, title, and interest in and to all of the Assets free and clear of any and all liens.

3.5 Material Contracts.

(a)                The Seller has previously delivered to the Purchaser true and correct copies of all such material contracts (or accurate written summaries of any oral material contract) related to the Assets, each as currently in effect.

(b)               The Seller has not breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under), or received notice alleging that the Seller has breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under) any contract included in the Assets. No other party obligated to the Seller pursuant to any such contract has breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under) any such contract.

(c)                All of the contracts included in the Assets: (i) were entered into in the ordinary course of business on commercially reasonable terms, with bona fide third parties in arms-length transactions; (ii) are valid and enforceable in accordance with their terms; (iii) are in full force and effect; and (iv) will continue to be valid and enforceable and in full force and effect on identical terms following the Closing. All such contracts can be fulfilled or performed in accordance with their respective terms in the ordinary course of business without undue or unusual expenditures of money or effort.

3.6 Brokers. Neither the Seller nor any other person acting on its behalf has incurred any obligation or liability to any person for any brokerage fees, agent’s commissions, or finder’s fees in connection with the execution or delivery of the

IV. Representations and Warranties of the Purchaser

4.1 Organization. The Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas.

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4.2 Authority; Enforceability. The Purchaser has full corporate power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, and to perform its obligations thereunder. The Transaction Documents to which the Purchaser is a party constitute (or will, when executed and delivered at the Closing, constitute) the legally binding obligations of the Purchaser, enforceable in accordance with their respective terms. The execution, delivery, and performance of the Transaction Documents by the Purchaser, and the consummation of the transactions contemplated thereby, do not and will not: (a) require the consent, waiver, approval, license or other authorization of any Person; (b) violate any provision of Applicable Law applicable to the Purchaser; (c) contravene, conflict with, or result in a violation of: (i) any provision of the Purchaser’s Articles of Incorporation, Regulations, or any other governing or constitutive documents of the Purchaser; or (ii) any resolution adopted by the manager, member, or other governing bodies of the Purchaser; or (d) conflict with, result in the termination of any provisions of, constitute a default under, accelerate any obligations arising under, trigger any payment under, or otherwise adversely affect, any material contract to which the Purchaser is a party, which, as to each of (a) through (d), would materially and adversely affect the Purchaser’s ability to consummate the transactions contemplated herein or to perform its obligations under the Transaction Documents to which the Purchaser is a party. All requisite corporate action has been taken by the Purchaser authorizing and approving the execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is or will be a party, the performance by the Purchaser of its duties and obligations thereunder, and the taking of all other acts necessary and appropriate for the consummation of the transactions contemplated thereby.

4.3 Brokers. The Purchaser has not incurred any obligation or liability to any Person for any brokerage fees, agent’s commissions, or finder’s fees in connection with the execution or delivery of the Transaction Documents or the transactions contemplated hereby.

4.4 Purchase for Own Account. The Purchaser represents that it is acquiring the Assets solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Assets or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.5 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Assets involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Assets for an indefinite period of time and to suffer a complete loss of its investment.

4.6 Further Limitations on Disposition. The Purchaser further acknowledges that the Assets are restricted securities under Rule 144 of the Act (as defined below), and, therefore, when transferred to the Purchaser will contain a restrictive legend substantially similar to the following:

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Assets unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) The Purchaser shall have notified HepatoChem, Inc. of the proposed disposition and shall have furnished HepatoChem, Inc. with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by HepatoChem, Inc., the Purchaser shall have furnished HepatoChem, Inc. with an opinion of counsel, reasonably satisfactory to HepatoChem, Inc., that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a partner (or retired partner) of the Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof (including the Registration Rights Agreement) to the same extent as if they were the Seller hereunder.

V. Consents

The Seller will use its reasonable best efforts to obtain or cause to be obtained any consents required in connection with the transactions contemplated by any of the Transaction Documents that are requested by the Purchaser and that have not been previously obtained prior to or at the Closing. Notwithstanding anything to the contrary set forth herein, this Agreement shall not constitute an assignment or attempt to assign or transfer any interest in any contract or permit otherwise included in the Assets, or any claim, right or benefit arising thereunder or resulting therefrom, if such assignment or transfer is without the consent of a third party and would constitute a breach or violation thereof or adversely affect the rights of the Purchaser or the Assets. Until all such consents are obtained, the Seller shall cooperate in any arrangement reasonably satisfactory to the Purchaser designed to fulfill the Seller’s obligations thereunder and to afford the Purchaser the continued full benefits thereof.

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VI. Covenants

6.1 Further Assurances. From time to time (including after the Closing), the Parties will execute and deliver such other documents, certificates, agreements, and other writings and take such other actions as may reasonably be necessary or requested by another Party in order to consummate, evidence or implement expeditiously the transactions contemplated by this Agreement.

6.2 Fulfillment of Conditions. The Parties hereto agree to take and to cause to be taken in good faith commercially reasonable efforts to fulfill, as soon as reasonably practicable, the conditions to Closing.

6.3 Certain Filings. The Parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental authority is required, or any action, consent, approval, or waiver from any party to any contract is required, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the Parties hereto shall furnish information reasonably required in connection therewith and timely seek to obtain any such actions, consents, approvals, or waivers.

VII. Survival of Representations, Warranties, and Covenants.

Section 7.1 Survival of Representations, Warranties, and Covenants.

(a)                Except as otherwise provided in this Section 7.1, all representations and warranties contained herein, and the right to assert claims in respect of any breach thereof, shall survive the Closing and any investigation heretofore or hereafter conducted by or on behalf of the Party entitled to benefit thereof, and shall expire on the third (3rd) anniversary of the Closing Date.

(b)               Notwithstanding anything to the contrary herein, the survival period in respect of any representation or warranty in this Agreement, or any related claim, shall be extended automatically to include any time period necessary to resolve a claim which was asserted but not resolved before expiration of such survival period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

(c)                Notwithstanding anything herein to the contrary, all covenants, agreements and obligations contained herein shall survive the Closing and not expire unless otherwise specifically provided in this Agreement.

Section 7.2 No Other Representations; Express Negligence.

(a)                THE REPRESENTATIONS AND WARRANTIES OF THE SELLER AND PURCHASER CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SUCH PARTIES, RESPECTIVELY, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES (IN EACH CASE, AS MODIFIED BY THE SCHEDULES), NONE OF SELLER, PURCHASER OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTIES OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR REPRESENTATIVES. PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED ON ANY REPRESENTATIONS AND WARRANTIES OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN MAKING ITS INVESTMENT DECISION WITH RESPECT TO THE ASSETS.

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VIII. Miscellaneous

8.1 Assignment. Neither this Agreement nor any interest hereunder will be assignable in part or in whole by either Party without the prior written consent of the non-assigning Party, which consent will not be unreasonably withheld, conditioned, or delayed.

8.2 Governing Law and Venue. This Agreement is executed pursuant to and shall be interpreted and governed for all purposes under the laws of the State of Texas. Any cause of action brought to enforce any provision of this Agreement shall be brought in the appropriate court in Fort Bend County, Texas. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect. This Agreement shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

8.3 Dispute Resolution. In the event of any controversy, dispute, or claim arising out of or related to this Agreement or the breach thereof, the Purchaser and the Seller agree to meet and confer in good faith to attempt to resolve the controversy, dispute, or claim without an adversary proceeding. If the controversy, dispute, or claim is not resolved to the mutual satisfaction of the Purchaser and the Seller within ten (10) business days of notice of the controversy, dispute, or claim, the Purchaser and the Seller agree to waive their rights, if any, to a jury trial, and to submit the controversy, dispute, or claim to a retired judge or justice for binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Purchaser and the Seller agree that the only proper venue for the submission of claims shall be the Fort Bend County, Texas. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law.

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8.4 Notices. Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such Party shall in writing have advised the other Party.

If to the Seller:	James F. Groelinger Chief Executive Officer InterCore Energy, Inc. 1 International Boulevard, Suite 400 Mahwah, NJ 07495 E-mail: jgroelinger@hbcapital.com Fax: (518) 252-3917

With a copy to:	Craig V. Butler, Esq. Law Offices of Craig V. Butler 9900 Research Drive Irvine, CA 92628 Facsimile: (949) 209-2545

If to the Purchaser:	Harry Pond Managing Partner Rockland Group LLC 706 Hillcrest Dr. Richmond, TX 77469 E-mail: rockhpond@gmail.com Fax: 281-242-0080 Fax: ____________________

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8.5 Amendment. No amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

8.6 Waiver. No provision of this Agreement will be waived by any act, omission, or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

8.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

8.8 Attorneys’ Fees. In the event that any suit, arbitration, legal action, proceeding, or dispute between the Parties arises in connection with this Agreement, the prevailing Party shall be entitled to recover all expenses, costs, and fees, including reasonable attorney’s fees, actually incurred in association with such action.

8.9 Entire Agreement. This Agreement, including all exhibits, is the complete, final, and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“Seller”	“Purchaser”

InterCore Energy, Inc.	Rockland Group, LLC
a Delaware corporation	a Texas limited liability company

/s/ James F. Groelinger	/s/ Harry Pond
By: James F. Groelinger	By: Harry Pond
Its: Chief Executive Officer	Its: Managing Partner
.

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Exhibit A

Assets

The Assets are defined 21,000 shares of Series A Convertible Preferred Stock of HepatoChem, Inc., a Delaware corporation

A-1

Exhibit B

Form of Debt Forgiveness

A-2